Exhibit 23.1

                              Accountants' Consent

The Board of Directors
Imclone Systems Incorporated:

We consent to the use of our report incorporated herein by reference.

Princeton, New Jersey
November 13, 1998

                                                       /s/ KPMG Peat Marwick LLP